UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

CONFLUENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Confluent, Inc.

899 W. Evelyn Avenue

Mountain View, California 94041

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 2, 2022 at 1 p.m., Pacific Time

Dear Stockholder:

We are pleased to invite you to virtually attend the 2022 Annual Meeting of Stockholders (including any adjournments, continuations, or postponements, the Annual Meeting) of Confluent, Inc., a Delaware corporation (Confluent). The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/CFLT2022 on Thursday, June 2, 2022 at 1:00 p.m., Pacific Time. The virtual format of the Annual Meeting allows us to maximize stockholder access, particularly due to the continued health impact of the COVID-19 pandemic, while also saving time and money for both Confluent and our stockholders. Even with a virtual format, you will still be able to vote and submit questions during the meeting, and we encourage you to attend online and participate.

The Annual Meeting will be held for the following purposes, which are more fully described in the accompanying materials:

1.

To elect three Class I directors of Confluent, Alyssa Henry, Jay Kreps, and Greg Schott, as approved by the Board of Directors and the Nominating and Governance Committee, to hold office until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation, or removal;

2.	To ratify the selection of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the year ending December 31, 2022; and

3.	To conduct any other business properly brought before the Annual Meeting.

We have elected to provide internet access to our proxy materials, which include the proxy statement for our Annual Meeting (Proxy Statement) accompanying this notice, in lieu of mailing printed copies. Providing our Annual Meeting materials via the internet reduces the costs associated with our Annual Meeting and lowers our environmental impact, all without negatively affecting our stockholders’ ability to timely access Annual Meeting materials. A complete list of record stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days prior to the meeting. If you would like to view the list, please email us at clo@confluent.io. In addition, the list of record stockholders will be available during the Annual Meeting for inspection by shareholders of record for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/CFLT2022.

On or about April 14, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 (2021 Annual Report). The Notice provides instructions on how to vote online or by telephone and how to receive a paper copy of proxy materials by mail. The Proxy Statement and our 2021 Annual Report can be accessed directly at the internet address www.proxyvote.com using the control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials.

Our Board of Directors has fixed the close of business on April 8, 2022 as the record date for the Annual Meeting. Only stockholders of record at the close of business on April 8, 2022 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

Jay Kreps

Chief Executive Officer and Chairperson

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, please ensure that your shares are voted during the Annual Meeting by signing and returning a proxy card or by using our internet or telephonic voting system. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held on your behalf by a brokerage firm, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that nominee.

Confluent, Inc.

PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

Confluent, Inc.

899 W. Evelyn Avenue

Mountain View, California 94041

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 2, 2022 at 1:00 p.m., Pacific Time

General Information

Our Board of Directors is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (including any adjournments, continuations, or postponements, the Annual Meeting) of Confluent, Inc., for the purposes described in this proxy statement for our Annual Meeting (Proxy Statement). The Annual Meeting will be held virtually via a live webcast on the internet on June 2, 2022 at 1:00 p.m., Pacific Time. The Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 (2021 Annual Report) is first being mailed on or about April 14, 2022 to all stockholders entitled to vote at the Annual Meeting. If you held shares of our common stock at the close of business on April 8, 2022, you are invited to virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/CFLT2022 and vote on the proposals described in this Proxy Statement.

In this Proxy Statement, (i) we refer to Confluent, Inc. as “Confluent,” “we,” “us,” or “our,” and to the Board of Directors of Confluent as “our Board of Directors,” (ii) our use of “common stock” includes both Class A common stock and Class B common stock together, and (iii) “stockholders” includes both stockholders of Class A common stock and stockholders of Class B common stock. The 2021 Annual Report accompanies this Proxy Statement. You also may obtain a paper copy of the 2021 Annual Report without charge by following the instructions in the Notice.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

Questions and Answers

What am I voting on?

There are two matters scheduled for a vote at the Annual Meeting:

•

Proposal One: Election of three Class I directors of Confluent, Alyssa Henry, Jay Kreps, and Greg Schott, as approved by the Board of Directors and the Nominating and Governance Committee, to hold office until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation, or removal; and

•	Proposal Two: Ratification of the selection of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the year ending December 31, 2022.

What are the voting recommendations of our Board of Directors?

Our Board of Directors recommends that you vote “FOR” the director nominees named in Proposal One, and “FOR” the ratification of the selection of PwC as our independent registered public accounting firm as described in Proposal Two.

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our Board of Directors is soliciting your proxy to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 14, 2022 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 8, 2022 (Record Date) will be entitled to vote at the Annual Meeting. On the Record Date, there were 125,614,059 shares of Class A common stock and 152,485,161 shares of Class B common stock outstanding.

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone, or by completing and returning a printed proxy card.

Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee. If, at the close of business on the Record Date, your shares were held not in your name, but on your behalf by a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that nominee. Those shares will be reported as being held by the nominee (e.g., your brokerage firm) in the system of record used for identifying stockholders. As a beneficial owner of the shares, you are invited to attend the Annual Meeting, and you have the right to direct your brokerage firm, bank, or other nominee regarding how to vote the shares in your account. You may access the meeting and vote by logging in with your control number at www.virtualshareholdermeeting.com/CFLT2022.

Will a list of record stockholders as of the Record Date be available?

A list of our record stockholders as of the close of business on the Record Date will be made available to stockholders online during the Annual Meeting for those that attend. In addition, for the ten days prior to the Annual Meeting, the stockholder list will be available upon request to clo@confluent.io for examination by any stockholder for any purpose relating to the Annual Meeting.

How do I attend and ask questions during the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. You can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/CFLT2022 by logging in with your control number. The meeting will start at 1:00 p.m., Pacific Time, on Thursday, June 2, 2022. We recommend that you log in a few minutes before 1:00 p.m., Pacific Time, to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to enter the Annual Meeting, you will need your control number, which is included in the Notice or on your proxy card if you are a stockholder of record. If you are the beneficial owner of your shares, your control number is included with your voting instruction card and voting instructions received from your brokerage firm, bank, or other nominee. Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/CFLT2022.

If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/CFLT2022 using your control number, type your question into the “Ask a Question” field, and click “Submit.” To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. We will answer as many questions submitted in accordance with the rules of conduct as possible in the time allotted for the Annual Meeting. Only questions that are relevant to an agenda item to be voted on by stockholders at the Annual Meeting will be answered.

Shortly after the meeting, we will post the transcript of the meeting including answers to stockholders’ questions received at the Annual Meeting on our Investor Relations website https://investors.confluent.io/.

How do I vote?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote (i) online during the Annual Meeting or (ii) in advance of the Annual Meeting by proxy through the internet, by telephone, or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded. For more information, see the question below titled “Can I change my vote or revoke my proxy after submitting a proxy?”

•

To vote in advance of the Annual Meeting (i) through the internet, go to www.proxyvote.com to complete an electronic proxy card, or (ii) by telephone, call 1-800-690-6903. You will be asked to provide the control number from the Notice, proxy card, or instructions that accompanied your proxy materials. Votes over the internet or by telephone must be received by 11:59 p.m., Eastern Time on June 1, 2022 to be counted.

•

To vote in advance of the Annual Meeting using a printed proxy card, simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/CFLT2022, starting at 1:00 p.m., Pacific Time, on Thursday, June 2, 2022. You will need to enter the 16-digit control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials. The webcast will open 15 minutes before the start of the Annual Meeting.

Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee. If you are a beneficial owner of shares held on your behalf by a brokerage firm, bank, or other nominee, you should have received a Notice containing voting instructions from that nominee rather than from us. To vote online during the Annual Meeting, you must follow the instructions from such nominee.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/CFLT2022.

How many votes do I have?

Each holder of shares of our Class A common stock will have one vote per share held as of the close of business on the Record Date. Each holder of shares of our Class B common stock will have ten votes per share held as of the close of business on the Record Date.

What if another matter is properly brought before the Annual Meeting?

Our Board of Directors does not intend to bring any other matters to be voted on at the Annual Meeting, and currently knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, using a printed proxy card, or online during the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote or revoke my proxy after submitting a proxy?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

•	Submit another properly completed proxy card with a later date.

•	Grant a subsequent proxy by telephone or through the internet by 11:59 p.m., Eastern Time on June 1, 2022.

•	Send a timely written notice that you are revoking your proxy to our Secretary via email at clo@confluent.io.

•

Attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, change your vote or revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a beneficial owner and your shares are held in “street name” on your behalf by a brokerage firm, bank, or other nominee, you should follow the instructions provided by that nominee.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote through the internet, by telephone, by completing a proxy card, or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our Board of Directors:

•	“FOR” the election of each of the three nominees for Class I director, and

•	“FOR” the ratification of the selection of PwC as our independent registered public accounting firm for the year ending December 31, 2022.

If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in “street name” and I do not provide my brokerage firm, bank, or other nominee with voting instructions, what happens?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares or withholds votes as to a particular proposal, or if a broker, bank, or other nominee holding its customers’ shares of record causes abstentions or withheld votes to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions and withheld votes will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at the Annual Meeting (e.g., Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions and withheld votes will have no impact on the outcome of such proposal as long as a quorum exists.

A broker non-vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank, or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes present and entitled to vote or votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

Brokerage firms, banks, and other nominees have discretionary voting power over “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as elections of directors (even if not contested), mergers, stockholder proposals, executive compensation, and certain corporate governance proposals, even if supported by management.

Accordingly, your brokerage firm, bank, or other nominee may vote your shares on Proposal No. 2, which is considered a “routine” matter. Your brokerage firm, bank, or other nominee may not, however, vote your shares on Proposal No. 1, which is considered a “non-routine” matter, without your instructions, which would result in a “broker non-vote.” In such case, your shares would not be counted as having been voted on Proposal No. 1.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your brokerage firm, bank, or other nominee by the deadline provided in the materials you receive from your nominee.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the brokerage firm, bank, or other nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the brokerage firm, bank, or other nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count:

•	For the proposal to elect three Class I directors, votes “FOR,” “WITHHOLD,” and broker non-votes; and

•	For the proposal to ratify the selection of PwC as our independent registered public accounting firm for the year ending December 31, 2022, votes “FOR,” “AGAINST,” and abstentions.

How many votes are needed to approve each proposal?

Proposal One. Directors are elected by a plurality of the votes of the shares present by remote communication, if applicable, or by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. “Plurality” means that the three director nominees for Class I who receive the largest number of votes cast “FOR” such nominees will be elected as directors. As a result, any shares not voted “FOR” a particular nominee, whether as a result of a “WITHHOLD” vote or a broker non-vote (in other words, where a brokerage firm has not received voting instructions from the beneficial owner and for which the brokerage firm does not have discretionary power to vote on the matter), will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as a director.

Proposal Two. The ratification of the selection of PwC as our independent registered public accounting firm for the year ending December 31, 2022 requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock present by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting are present at the Annual Meeting either by virtual attendance or by proxy. On the Record Date, there were 125,614,059 shares of our Class A common stock and 152,485,161 shares of our Class B common stock outstanding and entitled to vote.

Your shares will be counted as present only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, or other nominee) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or holders of a majority of the voting power of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

We expect that preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

When are stockholder proposals due for next year’s annual meeting?

Requirements for stockholder proposals to be considered for inclusion in our proxy materials. To be considered for inclusion in next year’s proxy materials, stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act), must be submitted in writing by December 15, 2022 to our Secretary at 899 W. Evelyn Avenue, Mountain View, California 94041, Attention: Secretary.

Requirements for stockholder proposals to be brought before the annual meeting. Our Amended and Restated Bylaws provide that, for stockholder proposals that are not to be included in next year’s proxy materials to be considered at an annual meeting (including because they were not timely submitted for inclusion pursuant to Rule 14a-8 under the Exchange Act), stockholders must give timely advance written notice thereof to our Secretary at 899 W. Evelyn Avenue, Mountain View, California 94041, Attention: Secretary. In order to be considered timely, notice of a proposal (including a director nomination) for consideration at the 2023 annual meeting of stockholders that is not to be included in next year’s proxy materials must be received by our Secretary in writing not later than the close of business on March 4, 2023 nor earlier than the close of business on February 2, 2023. However, if our 2023 annual meeting of stockholders is not held between May 3, 2023 and July 2, 2023, the notice must be received not earlier than the close of business on the 120th day prior to the 2023 annual meeting of stockholders, and not later than the close of business on the later of the 90th day prior to the 2023 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2023 annual meeting is first made. Any such notice to the Secretary must include the information required by our Amended and Restated Bylaws.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than Confluent’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 3, 2023.

Who is paying for this proxy solicitation?

We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokerage firms, banks, and other nominees for the cost of forwarding proxy materials to beneficial owners. If you choose to access the proxy materials and/or vote over the internet, you are responsible for any internet access charges you may incur.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The following table sets forth, for the Class I nominees for election at the Annual Meeting and our other directors who will continue in office after the Annual Meeting, their ages, independence, and position or office held with us as of March 31, 2022:

Name	Age	Independent(2)	Title
Class I director nominees(1)
Alyssa Henry	51	☑	Director
Jay Kreps	41		Chief Executive Officer and Chairperson
Greg Schott*	57	☑	Director
Class II directors(1)
Matthew Miller	41	☑	Director
Eric Vishria	42	☑	Director
Michelangelo Volpi	55	☑	Director
Class III directors(1)
Lara Caimi	45	☑	Director
Jonathan Chadwick	56	☑	Director
Neha Narkhede	37		Director

*	Lead Independent Director.
(1)

Class I director nominees are up for election at the Annual Meeting and will continue in office until the 2025 annual meeting of stockholders. Class II directors will continue in office until the 2023 annual meeting of stockholders. Class III directors will continue in office until the 2024 annual meeting of stockholders.

(2)	As defined in Nasdaq and SEC rules, as applicable.

Set forth below is biographical information for the Class I director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes, or skills that led our Board of Directors to recommend them for board service.

Nominees for Election at the Annual Meeting

Alyssa Henry. Ms. Henry has served as a member of our Board of Directors since May 2021. Since May 2014, she has served in various leadership roles, including Head of Square, at Block, Inc., a public software and financial services company. From 2006 to 2014, Ms. Henry served in various positions, including as Vice President of Amazon Web Services and Storage Services, for Amazon.com Inc., an e-commerce company. Ms. Henry has served as a director of Intel Corporation, a semiconductor and technology company, since January 2020, and Unity Software Inc., a video game software development company, since October 2018. Ms. Henry holds a B.S. in Mathematics and Applied Science with a specialization in computing from the University of California, Los Angeles. Ms. Henry is qualified to serve on our Board of Directors because of her experience working in the software and technology industries and her expertise in computer science and engineering.

Jay Kreps. Mr. Kreps is a co-founder of our company and has served as Chief Executive Officer and a member of our Board of Directors since our inception in September 2014. From July 2009 to September 2014, he served as an engineer, engineering manager, and software architect at LinkedIn Corp., an employment-oriented online service company. He was one of the original creators of Apache Kafka while at LinkedIn. Mr. Kreps holds a B.S. in Computer Science and an M.S. in Computer Science from the University of California, Santa Cruz. Mr. Kreps is qualified to serve on our Board of Directors because of his experience as co-founder of our company and co-creator of Apache Kafka.

Greg Schott. Mr. Schott has served as a member of our Board of Directors since June 2020. From June 2018 to March 2020, Mr. Schott served in various leadership positions at Salesforce.com, Inc., a cloud-based software company. From 2009 to 2018, Mr. Schott served as Chairman and Chief Executive Officer of MuleSoft, LLC. Mr. Schott holds a B.S. in Mechanical Engineering from North Carolina State University and an M.B.A. from the Stanford University Graduate School of Business. Mr. Schott is qualified to serve on our Board of Directors due to his extensive experience in leadership roles at technology and cloud computing companies.

Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders

Matthew Miller. Mr. Miller has served as a member of our Board of Directors since March 2017. Since March 2012, Mr. Miller has served as a Partner at Sequoia Capital, a venture capital firm. Mr. Miller currently serves on the boards of directors of a number of privately-held companies. Mr. Miller holds a B.S. in Finance from Brigham Young University. Mr. Miller is qualified to serve on our Board of Directors due to his extensive experience in the data analytics and cloud services industries, including as a venture capital investor and a member of the boards of directors of other data analytics and cloud services companies.

Eric Vishria. Mr. Vishria has served as a member of our Board of Directors since September 2014. Since July 2014, Mr. Vishria has served as a General Partner at Benchmark Capital. From August 2013 to August 2014, Mr. Vishria served as Vice President of Digital Magazines and Verticals at Yahoo Inc., a web services and digital media company. Previously, Mr. Vishria served as co-founder and Chief Executive Officer of RockMelt, Inc., a social media web browser. Mr. Vishria has served on the board of directors of Amplitude, Inc., a digital optimization company, since December 2014, and also serves on the boards of directors of a number of privately-held companies. Mr. Vishria holds a B.S. in Mathematical and Computational Science from Stanford University. Mr. Vishria is qualified to serve on our Board of Directors because of his experience as a venture capital investor and a member of the boards of directors of other data analytics and cloud services companies.

Michelangelo Volpi. Mr. Volpi has served as a member of our Board of Directors since April 2015. Since July 2009, Mr. Volpi has served as a Partner at Index Ventures, a venture capital firm. Mr. Volpi has served as a director of Elastic N.V., a search and data analysis company, since January 2013, Sonos, Inc., a consumer electronics company, since March 2010, Aurora Innovation, Inc., a self-driving technology company, since January 2018, and Tishman Speyer Innovation Corp. II, a publicly traded special purpose acquisition company, since February 2021. Mr. Volpi has previously served as a director of various public companies, including TS Innovation Acquisitions Corp., a publicly traded special purpose acquisition company, from November 2020 to June 2021, Fiat Chrysler Automobiles N.V., an automotive company, from April 2017 to January 2021, Zuora, Inc., an enterprise software company, from November 2011 to June 2020, Hortonworks, Inc. (now a subsidiary of Cloudera, Inc.), a data software company, from October 2011 to January 2019, Pure Storage, Inc., an all-flash data storage company, from April 2014 to October 2018, and Exor N.V., a holding company, from April 2012 to May 2018. Mr. Volpi holds a B.S. in Mechanical Engineering, an M.S. in Manufacturing Systems Engineering, and an M.B.A. from Stanford University. Mr. Volpi is qualified to serve on our Board of Directors because of his extensive experience in the venture capital industry and his knowledge of technology companies.

Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders

Lara Caimi. Ms. Caimi has served as a member of our Board of Directors since December 2020. Since December 2017, she has served in various leadership positions, including Chief Customer and Partner Officer, at ServiceNow, Inc., a service management software company. From October 2000 to November 2017, she served as a Partner at Bain & Company Inc., a management consulting firm. Ms. Caimi holds a B.A. in English Literature and Economics from St. Olaf College, an M.I.B. from the University of Sydney as a Fulbright Scholar, and an M.B.A. from Harvard Business School. Ms. Caimi is qualified to serve as a member of our Board of Directors because of her significant knowledge of the software industry and her leadership experience.

Jonathan Chadwick. Mr. Chadwick has served as a member of our Board of Directors since August 2019. From November 2012 to April 2016, Mr. Chadwick served as Chief Financial Officer and Executive Vice President of VMware, Inc., a virtualization and cloud infrastructure solutions company, and also served as

VMware’s Chief Operating Officer from August 2014 to April 2016. Previously, Mr. Chadwick served in various leadership positions at Skype Communication S.á.r.l., a voice over IP service, and Microsoft Corporation after its acquisition of Skype in October 2011. He has served as a director of Elastic N.V., a search and data analysis company, since August 2018, Zoom Video Communications, Inc., a video conferencing company, since September 2017, ServiceNow, Inc., a service management software company, since October 2016, Samsara Inc., an Internet-of-Things solution provider, since August 2020, and various private companies. He previously served on the board of directors of Cognizant Technology Solutions Corporation, an IT business services provider, from April 2016 to December 2019, and F5 Networks, Inc., an application networking delivery company, from August 2011 to June 2019. Mr. Chadwick was previously qualified as a Chartered Accountant in England and holds a B.Sc. degree in Electrical and Electronic Engineering from the University of Bath, UK. Mr. Chadwick is qualified to serve as a member of our Board of Directors because of his significant financial expertise as a chief financial officer of other companies and service on the boards of directors of various public companies.

Neha Narkhede. Ms. Narkhede is a co-founder of our company and has served as a member of our Board of Directors since our inception in September 2014. Since July 2021, Ms. Narkhede has served as Chief Executive Officer of Oscilar, Inc., a risk-management platform. She also served as our Chief Technology and Product Officer from 2015 through December 2019. From February 2010 to September 2014, she served as a software engineer and more recently as Lead, Streams Infrastructure at LinkedIn Corp., an employment-oriented online service company. Ms. Narkhede holds a B.E. in Computer Science from the University of Pune and an M.S. in Computer Science from the Georgia Institute of Technology. Ms. Narkhede is qualified to serve on our Board of Directors due to her experience as co-founder of our company and her expertise and experience as a software engineer.

Independence of our Board of Directors

Our Class A common stock is listed on the Nasdaq Global Select Market (Nasdaq). Under the listing standards of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Under the listing standards of Nasdaq, a director will only qualify as an “independent director” if the listed company’s board of directors affirmatively determines that the director does not have a relationship with the listed company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the company) that, in the opinion of the listed company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the listing standards of Nasdaq. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of Nasdaq.

Our Board of Directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board of Directors has affirmatively determined that each of our directors, other than Mr. Kreps and Ms. Narkhede, is “independent” as that term is defined under the listing standards of Nasdaq and the applicable rules and regulations of the SEC. In making these affirmative determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with Confluent and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Transactions with Related Persons.”

Board Leadership

Our Nominating and Governance Committee periodically considers the leadership structure of our Board of Directors and makes such recommendations to our Board of Directors as our Nominating and Governance

Committee deems appropriate. Our Corporate Governance Guidelines also provide that, when our Board of Directors does not have an independent chairperson, the independent members of our Board of Directors will designate a “Lead Independent Director.”

Currently, our Board of Directors believes that it is in the best interests of Confluent and our stockholders for our Chief Executive Officer, Mr. Kreps, to serve as both Chief Executive Officer and Chairperson given his knowledge of our company and industry and his strategic vision. Because Mr. Kreps has served and continues to serve in both these roles, our Board of Directors has appointed a Lead Independent Director, Greg Schott. As Lead Independent Director, Mr. Schott provides leadership to our Board of Directors if circumstances arise in which the role of Chief Executive Officer and Chairperson of our Board of Directors may be, or may be perceived to be, in conflict, and performs such additional duties as our Board of Directors may otherwise determine and delegate, including presiding over each executive session of non-management directors in which those directors meet without management participation. Our Board of Directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our Board of Directors, and sound corporate governance policies and practices.

Role of the Board in Risk Oversight

Our Board of Directors oversees our risk management processes, which are designed to support the achievement of organizational objectives, improve long-term organizational performance, and enhance stockholder value while mitigating and managing identified risks. A fundamental part of our approach to risk management is not only understanding the most significant risks we face as a company and the necessary steps to manage those risks, but also deciding what level of risk is appropriate for Confluent. Our Board of Directors plays an integral role in guiding management’s risk tolerance and determining an appropriate level of risk.

While our full Board of Directors has overall responsibility for evaluating key business risks, its committees monitor and report to our Board of Directors on certain risks. Our Audit Committee monitors our major financial, accounting, legal, compliance, investment, tax, cybersecurity and data privacy risks, and the steps our management has taken to identify and control these exposures, including by reviewing and setting guidelines, internal controls, and policies that govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal, regulatory, and ethical compliance programs, and directly supervises our internal audit function. Our Compensation Committee assesses and monitors whether our compensation philosophy and practices have the potential to encourage excessive risk-taking, and also plans for leadership succession. Our Nominating and Governance Committee oversees risks associated with director independence and the composition and organization of our Board of Directors, periodically reviews our Code of Conduct and Corporate Governance Guidelines, and provides general oversight of our other corporate governance policies and practices.

In connection with its reviews of the operations of our business, our full Board of Directors addresses holistically the primary risks associated with our business, as well as the key risk areas monitored by its committees, including cybersecurity and privacy risks. Our Board of Directors appreciates the evolving nature of our business and industry and oversees Confluent’s monitoring and mitigation of new threats and risks as they emerge. In particular, our Board of Directors is committed to the prevention, timely detection, and mitigation of the effects of cybersecurity threats or incidents. Further, our Board of Directors has been closely monitoring the evolving COVID-19 pandemic, its potential effects on our business, and related risk mitigation strategies.

At periodic meetings of our Board of Directors and its committees, management reports to and seeks guidance from our Board of Directors and its committees with respect to the most significant risks that could affect our business, such as legal and compliance risks, cybersecurity and privacy risks, and financial, tax, and audit-related risks. In addition, among other matters, management provides our Audit Committee periodic reports on our compliance programs and investment policy and practices.

Board Meetings and Committees

Our Board of Directors is responsible for the oversight of management and the strategy of Confluent and for establishing corporate policies. Our Board of Directors meets periodically during the year to review significant developments affecting Confluent and to act on matters requiring the approval of our Board of Directors. Our Board of Directors met eight times during our last fiscal year. Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. The Audit Committee met eight times during our last fiscal year. The Compensation Committee met six times during our last fiscal year. The Nominating and Governance Committee met six times during our last fiscal year. During our last fiscal year, each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served. We encourage our directors and nominees for director to attend our Annual Meeting.

Our Board of Directors also established a Mergers and Acquisitions Committee in January 2022.

The composition and responsibilities of each of the standing committees of our Board of Directors are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

Name	Audit	Compensation	Nominating and Governance	Mergers & Acquisitions

Jay Kreps

Lara Caimi

Jonathan Chadwick

Alyssa Henry

Matthew Miller

Neha Narkhede

Greg Schott+

Eric Vishria

Michelangelo Volpi

Committee Chairperson
+	Lead Independent Director

Audit Committee

Our Audit Committee consists of Jonathan Chadwick, Matthew Miller, and Eric Vishria. The chairperson of our Audit Committee is Mr. Chadwick. Our Board of Directors has determined that each member of our Audit Committee satisfies the independence requirements under the listing standards of Nasdaq and Rule 10A-3(b)(1) of the Exchange Act. Our Board of Directors has determined that Mr. Chadwick is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board of Directors has examined each Audit Committee member’s scope of experience and the nature of his employment.

The primary purpose of our Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our accounting and financial reporting processes and internal controls, the audit and integrity of our financial statements, overseeing our independent registered public accounting firm and our internal audit function, our compliance with applicable laws, and our risk assessment and risk management with respect to financial, accounting, tax, cybersecurity and information technology matters. Specific responsibilities of our Audit Committee include:

•	helping our Board of Directors oversee our accounting and financial reporting processes and internal controls;

•

managing the selection, appointment, compensation, retention, independence, evaluation, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	approving or, as permitted, pre-approving, audit and permissible non-audit and tax services to be performed by the independent registered public accounting firm;

•

discussing the scope, materiality, and timing of the annual audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, the results of the independent audit and the quarterly reviews;

•	preparing the Audit Committee Report that the SEC requires in our annual proxy statement;

•

reviewing and discussing with management and the independent registered public accounting firm the adequacy and effectiveness of our internal controls, and any fraud involving management or other Confluent employees that have a significant role in our internal controls;

•	reviewing and discussing the adequacy and effectiveness of our disclosure controls and procedures;

•	meeting periodically with the internal auditors;

•

reviewing and discussing with management and the independent registered public accounting firm the adequacy and effectiveness of our legal, regulatory, and ethical compliance programs and reports regarding compliance with applicable laws, regulations and internal compliance programs;

•

overseeing procedures for the receipt, retention, and treatment of complaints on accounting, internal accounting controls, or audit matters, and for employees to submit concerns anonymously about questionable accounting or auditing matters;

•	reviewing and discussing our major financial risk exposures, including reviewing our policies on risk assessment and risk management;

•	reviewing significant cybersecurity matters and concerns, including information security, data privacy, and related regulatory matters and compliance;

•	reviewing with management our investment philosophy and policies;

•	overseeing significant tax matters;

•	reviewing and overseeing related party transactions;

•	setting hiring policies with respect to employees and former employees of our independent registered public accounting firm; and

•	reviewing our Whistleblower Policy, Global Anti-Bribery and Anti-Corruption Policy, Related Person Transactions Policy, and other policies as requested by our management.

Our Audit Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq and is available to stockholders on our website at https://investors.confluent.io/.

Compensation Committee

Our Compensation Committee consists of Lara Caimi, Alyssa Henry, Matthew Miller and Greg Schott. The chairperson of our Compensation Committee is Mr. Schott. Our Board of Directors has determined that each member of our Compensation Committee is independent under the listing standards of Nasdaq and Rule 10C-1 of the Exchange Act, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors in overseeing our compensation policies, plans, and programs, and to review and determine, or recommend to our Board of Directors for approval, as appropriate, the compensation to be paid to our executive officers and directors. Specific responsibilities of our Compensation Committee include:

•	approving the retention of compensation consultants and outside service providers and advisors;

•

reviewing and approving the corporate goals and objectives applicable to the compensation of our Chief Executive Officer and, with the independent members of our Board of Directors, evaluating our Chief Executive Officer’s performance with respect to those goals and objectives;

•

reviewing and recommending to the independent members of our Board of Directors for approval the compensation of our Chief Executive Officer and any severance arrangements or change of control protections;

•	in consultation with our Chief Executive Officer, reviewing and approving the compensation of our other executive officers and any severance arrangements or change of control protections;

•

reviewing, approving, administering, amending, or terminating our incentive compensation plans, including by establishing performance objectives and certifying performance achievement, and granting awards under the plans (except with respect to our Chief Executive Officer, whereby our Compensation Committee will recommend award grants to the independent members of our Board of Directors for approval);

•	administering our equity incentive plans and other benefit plans;

•	overseeing our compensation philosophy and the risks arising from our compensation philosophy and practices;

•

reviewing and recommending to our Board of Directors for approval the frequency with which we will conduct stockholder advisory votes on executive compensation and overseeing our submissions to stockholders on executive compensation matters, when applicable;

•	reviewing and recommending to our Board of Directors the compensation of our non-employee directors;

•

reviewing, adopting, amending, or terminating, or recommending to our Board of Directors for review, adoption, amendment, or termination, and overseeing our stock ownership policies and clawback policies, as determined to be necessary or appropriate or as required by law;

•	reviewing and discussing with management our Compensation Discussion and Analysis, when required;

•	preparing the Compensation Committee Report that the SEC requires in our annual proxy statement, when required;

•	reviewing and approving our peer companies; and

•

reviewing our succession plans for our executive management team (and, with respect to our Chief Executive Officer, together with the other independent members of our Board of Directors) and assisting our Board of Directors in evaluating potential successors to our Chief Executive Officer.

Our Compensation Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq and is available to stockholders on our website at https://investors.confluent.io/.

Processes and Procedures for Compensation Decisions

Our Compensation Committee is primarily responsible for establishing and reviewing our overall compensation strategy. In addition, our Compensation Committee oversees our compensation and benefit plans and policies, administers our equity incentive plans, reviews and approves all compensation decisions relating to our executive officers, and reviews and recommends all compensation decisions relating to our Chief Executive Officer to the independent members of our Board of Directors. Our Compensation Committee consults with our Chief Executive Officer regarding the compensation of our executive officers other than himself.

The Compensation Committee has adopted an equity award grant policy governing equity awards that are granted to our officers, employees, service providers and members of our Board of Directors. This policy provides that equity awards will be granted either by our Board of Directors or our Compensation Committee at a meeting or by unanimous written consent. The exercise price of any stock option award must be equal to or greater than the fair market value of our Class A common stock on the date of grant. As part of its oversight function, our Compensation Committee reviews the grants awarded under the equity award grant policy. The delegation of authority to our Compensation Committee under the equity award grant policy is not exclusive, and both our Board of Directors and our Compensation Committee retain the right to grant equity awards.

Under its charter, our Compensation Committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel, and other advisers. During the year ended December 31, 2021, our Compensation Committee retained Compensia, Inc. (Compensia), a compensation consulting firm with compensation expertise relating to technology companies, to provide it with market information, analysis, and other advice relating to executive compensation on an ongoing basis. Compensia was engaged directly by our Compensation Committee to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers and non-employee directors, as well as to assess each separate element of executive officer and non-employee director compensation, with a goal of ensuring that the compensation we offer to our executive officers and non-employee directors is competitive, fair, and appropriately structured. Compensia does not provide any non-compensation related services to us, and maintains a policy that is specifically designed to prevent any conflicts of interest. In addition, our Compensation Committee has assessed the independence of Compensia, taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of Nasdaq, and concluded that no conflict of interest exists with respect to the work that Compensia performs for our Compensation Committee.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee are currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Nominating and Governance Committee

Our Nominating and Governance Committee consists of Jonathan Chadwick, Greg Schott, and Michelangelo Volpi. The chairperson of our Nominating and Governance Committee is Mr. Volpi. Our Board of Directors has determined that each member of our Nominating and Governance Committee is independent under the listing standards of Nasdaq.

The primary purpose of our Nominating and Governance Committee is to assist our Board of Directors in identifying individuals to become members of our Board of Directors, to select, or recommend to our Board of Directors, director nominees for each annual meeting of stockholders and members for each committee of our Board of Directors, to develop and maintain our corporate governance policies, and to oversee the evaluation of our Board of Directors and its committees. Specific responsibilities of our Nominating and Governance Committee include:

•	determining the qualifications, qualities, skills, and other expertise required to be a director, and to develop and recommend to our Board of Directors for approval criteria for director nominees;

•	evaluating the size, composition, organization, and governance of our Board of Directors and its committees;

•

identifying, evaluating, and selecting, or recommending to our Board of Directors for selection, candidates to serve on our Board of Directors, including the nomination of incumbent directors for reelection and nominees recommended by stockholders;

•	considering the leadership structure of our Board of Directors, including the separation of the Chairperson and Chief Executive Officer roles and/or the appointment of a Lead Independent Director;

•	evaluating the independence of directors and director nominees;

•	reviewing and making recommendations to our Board of Directors regarding the structure, composition and chairpersons of the committees of our Board of Directors;

•	developing, reviewing, and making recommendations to our Board of Directors regarding our Corporate Governance Guidelines and other policies as requested by our management;

•

overseeing our corporate governance practices, including reviewing and making recommendations to our Board of Directors regarding any changes to our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws;

•	overseeing annual evaluations of the Board of Directors and its committees;

•	reviewing stockholder proposals for action at our annual meeting and making recommendations to our Board of Directors regarding any such proposals;

•	reviewing and monitoring compliance with our Code of Conduct and approving any changes; and

•	reviewing actual and potential conflicts of interest of directors and officers.

Our Nominating and Governance Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq and is available to stockholders on our website at https://investors.confluent.io/.

Nomination to the Board of Directors

Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Governance Committee in accordance with the Committee’s charter, our policies, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, our Corporate Governance Guidelines, and the requirements of applicable law. In recommending candidates for nomination, the Nominating and Governance Committee considers candidates recommended by directors, officers, and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and Amended and Restated Bylaws, using the same criteria to evaluate all such candidates.

A stockholder that wishes to recommend a candidate for election to the Board of Directors may send a letter directed to our Secretary at 899 W. Evelyn Avenue, Mountain View, California 94041. The letter must include, among other things, the candidate’s name, business and residence address, biographical data and relevant qualifications, and the class and number of Confluent shares held. Additional information regarding the process and required information to properly and timely submit stockholder nominations for candidates for membership on our Board of Directors is set forth in our Amended and Restated Bylaws and Corporate Governance Guidelines.

Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate and, in addition, the Nominating and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Director Qualifications

In addition to the qualifications, qualities, and skills that are necessary to meet U.S. state and federal legal, regulatory and Nasdaq listing requirements and the provisions of our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, Corporate Governance Guidelines, Policies and Procedures for Director Candidates, and charters of the committees of our Board of Directors, our Board of Directors will consider the following factors in considering director candidates: (i) high personal and professional ethics and integrity, (ii) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, (iii) skills that are complementary to those of the existing Board of Directors, (iv) the ability to assist and support management and make significant contributions to Confluent’s success, and (v) an understanding of the fiduciary responsibilities that are required of a member of the Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

When considering nominees, our Board of Directors and Nominating and Governance Committee may also take into consideration many other factors including, among other things, the current composition of our Board of Directors, Confluent’s current operating requirements, the candidates’ character, integrity, judgment, diversity, independence, areas of expertise, professional experience, industry knowledge, experience with high growth technology companies, public company experience, length of service, potential conflicts of interest, the candidates’ other commitments, and the long-term interests of our stockholders. Our Board of Directors and Nominating and Governance Committee evaluate the foregoing factors, among others, and do not assign any particular weighting or priority to any of the factors.

Board Diversity Matrix (as of March 31, 2022)

Board Size:

Total Number of Directors	9

	Female	Male

Gender:

Directors	3	6

Number of Directors who Identify in Any of the Categories Below:

Asian	1	1

White	2	5

Stockholder Communications with the Board of Directors

Stockholders or interested parties who wish to communicate with our non-management directors may send messages to our Chief Legal Officer and Cooley LLP, our outside corporate counsel, via email at stockholdercommunications@confluent.io. In accordance with our Policies and Procedures for Stockholder Communications to Independent Directors, our Chief Legal Officer or legal department, in consultation with appropriate directors as necessary, will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations, and patently offensive or otherwise inappropriate material). If appropriate, our Chief Legal Officer or legal department will route such communications to the appropriate director(s) or, if none is specified, to the chairperson of the Nominating and Governance Committee or the Lead Independent Director after review by the legal department.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines to ensure that our Board of Directors has the necessary practices in place to review and evaluate Confluent’s business operations and make decisions that are independent of our management. The Corporate Governance Guidelines set forth the practices our Board of Directors intends to follow with respect to, among other things, board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, board committees and compensation and director education. Our Corporate Governance Guidelines also require the approval of our Board of Directors for service by any director on more than four additional public company boards. The Corporate Governance Guidelines, as well as the charters for each committee of our Board of Directors, are posted on our website at https://investors.confluent.io/.

Code of Conduct

We maintain a Code of Conduct that is applicable to all employees, executive officers, and directors. Our Code of Conduct is available on our Investor Relations website at https://investors.confluent.io/ under “Governance Documents.” We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website, if required by applicable law or the listing standards of Nasdaq. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this Proxy Statement.

Prohibition on Hedging, Short Sales, and Pledging

Our Insider Trading Policy prohibits officers, directors, employees, and other related individuals from engaging in derivatives securities or hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities and the risks associated with holding our common stock. Our Insider Trading Policy also prohibits trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued by us), as well as holding our common stock in margin accounts.

Our Employees and Human Capital Resources

Our Community

Our employees are the power behind our innovation and the foundation of our business. Investing in our people is always a top priority and we constantly strive to enhance and advance our culture and community. As of December 31, 2021, we had 1,981 employees distributed across 21 countries. 67% of our employees at that time were located within the United States. Some individual employees outside of the United States may be members of trade unions or participate in staff representative bodies, including in France where we have assisted employees in forming a Social Economic Committee as required by local law.

Culture and Values

Culture is about how all employees at Confluent work together to get things done. Each part of the company has distinct norms and practices that are specific to what they do. But across Confluent, we share attributes of a common company culture that help us agree on how we will interact as a group, who we hire and help determine what kind of behavior is rewarded. Our six core values are:

•	Earn Our Customers’ Love

•	To Build a Great Company, Build a Great Team

•	Be Smart, Humble, and Empathetic

•	Be Fired Up and Get Stuff Done

•	Be Tasteful, Not Wasteful

•	One Team

Engagement

We conduct regular, anonymous engagement surveys to help us understand the employee experience, maintain a real-time pulse on employee engagement, and continuously action areas of opportunity as an organization. It is a quick way for management to see trends in engagement and progress on action plans. By continuing to lift our engagement, we can impact retention and attraction of top talent to Confluent.

Learning and Development

We strive to provide a culture of curiosity and learning where employees can try new things and continually grow and develop. We offer a variety of resources to support this, including quarterly manager check-ins to facilitate development conversations, an on-demand e-learning platform and ongoing learning programs delivered by our Learning and Development team.

Compensation and Benefits

We aim to provide compensation and benefits that are equitable, competitive, and meet the diverse needs of our global workforce. We believe it is an important factor for our employees to have a stake in our success, which is why our total compensation packages include both cash and equity components for most levels.

In addition to our standard suite of health, dental, retirement, and paid time off benefits, we have renewed our focus on employee wellness in response to the COVID-19 pandemic. These efforts included the introduction of new employee counseling resources through enhanced medical benefits, a more robust employee assistance program, launching a fertility benefit, and increasing our paid parental leave program. We also introduced team “recharge days” to allow employees three workdays per quarter to truly unplug and focus their full attention on personal pursuits including health, family, and wellbeing.

While Confluent has been remote-friendly from the start, since March 2020, many of our employees have been working remotely and we expect to continue that practice even as our offices reopen. We believe that our continued investments in our remote-first model will enable us to attract top talent and provide employees the flexibility they increasingly seek.

Diversity and Inclusion

We are committed to the principles of fairness and equality. We believe that this commitment makes us a stronger, more vibrant, and more innovative company. We seek to build an environment where every employee, regardless of background, identity, or life experience, has an equal opportunity to grow and thrive.

Stock Ownership Guidelines

In an effort to align our directors’ and executive officers’ interests with those of our stockholders, we have adopted Stock Ownership Guidelines. Within five years of becoming subject to the guidelines, our non-employee directors are expected to own or hold Confluent stock, including any vested restricted stock units and restricted stock awards (Qualifying Confluent Stock), valued at not less than five times their total annual cash retainer for Board of Directors and committee service. Within five years of becoming subject to the guidelines, our executive officers for purposes of Section 16 of the Exchange Act are expected to own or hold Qualifying Confluent Stock valued at not less than three times their base salaries, except in the case of our Chief Executive Officer, who is expected to own or hold Qualifying Confluent Stock valued at not less than five times his base salary.

DIRECTOR COMPENSATION

Director Compensation Table

The following table sets forth information regarding compensation earned by or paid to our directors for the year ended December 31, 2021, other than Jay Kreps, our Chief Executive Officer and Chairperson, who is also a member of our Board of Directors but did not receive any additional compensation for service as a director. The compensation of Mr. Kreps as a named executive officer is set forth below under “Executive Compensation—Summary Compensation Table”.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(5)		Total ($)
Lara Caimi	—	—		—
Jonathan Chadwick	—	—		—
Alyssa Henry(3)	—	4,074,900	(4)	4,074,900
Matthew Miller	—	—		—
Neha Narkhede	—	—		—
Greg Schott	—	—		—
Eric Vishria	—	—		—
Michelangelo Volpi	—	—		—

(1)	Each director waived payment of their annual cash retainer for fiscal year 2021.
(2)

The amount reported in this column represents the aggregate grant-date fair value of an equity award granted to a director during the year ended December 31, 2021 under our Amended and Restated 2014 Stock Plan (2014 Plan), computed in accordance with Financial Accounting Standard Board (FASB) Accounting Standards Codification, Topic 718 (ASC Topic 718). The assumptions used in calculating the grant-date fair value of the equity award reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. This amount does not reflect the actual economic value that may be realized by the director.

(3)	Ms. Henry joined our Board of Directors in May 2021.
(4)

Represents options to purchase shares of Class B common stock granted in May 2021. Twenty-five (25%) of the total shares subject to this option will vest one year after the vesting commencement date of May 3, 2021, and the remaining shares vest in 36 equal monthly installments thereafter, subject to Ms. Henry’s continuous service through each such vesting date. Under the terms of our non-employee director compensation policy, the shares subject to the option will become fully vested immediately prior to the closing of a change in control.

(5)

The following table sets forth information on stock options granted to non-employee directors during the year ended December 31, 2021 and the aggregate number of shares of our common stock underlying outstanding and unexercised stock options and unvested restricted stock held by our non-employee directors as of December 31, 2021:

Name	Number of Shares Underlying Stock Options Granted During the Year Ended December 31, 2021	Number of Shares of Unvested Restricted Stock Held as of December 31, 2021		Number of Shares Underlying Unexercised Stock Options Held as of December 31, 2021
Lara Caimi	—	225,973	(1)	—
Jonathan Chadwick	—	277,084	(2)	—
Alyssa Henry	250,000	—		250,000
Matthew Miller	—	—		—
Neha Narkhede	—	—		2,056,870
Greg Schott	—	—		450,944
Eric Vishria	—	—		—
Michelangelo Volpi	—	—		—

(1)

Represents restricted shares of our Class B common stock, acquired pursuant to Ms. Caimi’s early exercise of a stock option granted in December 2020, over which we have a right of repurchase in accordance with the option’s vesting schedule.

(2)

Represents restricted shares of our Class B common stock, acquired pursuant to Mr. Chadwick’s early exercise of a stock option granted in September 2019, over which we have a right of repurchase in accordance with the option’s vesting schedule.

Non-Employee Director Compensation

We have adopted a Non-Employee Director Compensation Policy, pursuant to which our non-employee directors receive the following compensation. Our Board of Directors may amend this policy from time to time at its discretion, including to change the amounts of cash or restricted stock units (RSUs) that our non-employee directors may be entitled to receive or the grant or vesting schedule of RSUs under the policy.

Annual Cash Compensation

Under our non-employee director compensation policy, each non-employee director is entitled to receive the following cash compensation for services on our Board of Directors and committees of our Board of Directors, as follows:

•	$30,000 annual cash retainer for service as a member of our Board of Directors and an additional $15,000 annual cash retainer for service as Lead Independent Director of our Board of Directors;

•

$10,000 annual cash retainer for service as a member of the Audit Committee and $20,000 annual cash retainer for service as chairperson of the Audit Committee (in lieu of the committee member service retainer);

•

$6,000 annual cash retainer for service as a member of the Compensation Committee and $12,000 annual cash retainer for service as chairperson of the Compensation Committee (in lieu of the committee member service retainer); and

•

$4,000 annual cash retainer for service as a member of the Nominating and Governance Committee and $8,000 annual cash retainer for service as chairperson of the Nominating and Governance Committee (in lieu of the committee member service retainer).

The annual cash compensation amounts are payable in equal quarterly installments, in arrears following the end of each quarter in which the service occurred, pro-rated for any partial months of service.

Each of our non-employee directors waived their annual cash retainers for Board of Director and committee service for calendar year 2021.

Annual Retainer Grant

At the close of business on the date of each annual meeting of stockholders, each non-employee director will automatically receive a RSU award covering the number of shares of our Class A common stock equal to (i) $175,000, divided by (ii) the closing sales price per share of our Class A common stock on the date of the applicable annual meeting. For a non-employee director who was appointed to our Board of Directors less than 365 days prior to the applicable annual meeting, the $175,000 will be prorated based on the number of days from the date of appointment until such annual meeting. Each annual RSU award will fully vest on the earlier of (i) the date of the following year’s annual meeting (or the date immediately prior to the next annual meeting if the non-employee director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election), or (ii) the first anniversary of the applicable grant date.

Initial Grant

Under our non-employee director compensation policy, each non-employee director appointed to our Board of Directors will automatically, at the close of business on the date of his or her appointment as a non-employee director, be granted a RSU award covering the number of shares of our Class A common stock equal to (i) $350,000 divided by (ii) the closing sales price per share of our Class A common stock on the applicable grant date, rounded down to the nearest whole share. Each initial RSU grant will vest over three years, with one-third of the RSU grant vesting on the first, second, and third anniversary of the applicable grant date, subject to the non-employee director’s continuous service through each applicable vesting date.

Acceleration

Our non-employee director compensation policy provides that for each non-employee director who remains in continuous service with Confluent until immediately prior to the closing of a Change in Control (as defined in the 2021 Equity Incentive Plan, or the 2021 Plan), the shares subject to his or her then-outstanding equity awards that were granted pursuant to the non-employee director compensation policy, as well as any other then-outstanding equity awards held by such non-employee director, will become fully vested immediately prior to the closing of such Change in Control.

Expenses

We also reimburse each non-employee director for ordinary, necessary, and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board of Director and committee meetings.

Compensation Limit

Our non-employee director compensation policy provides that the aggregate cash compensation and equity compensation that each non-employee director is eligible to receive is subject to the limits set forth in the 2021 Plan, which provides that the aggregate value of all compensation granted or paid to a non-employee director for any fiscal year starting with fiscal year 2022, including equity awards granted and cash fees paid to the non-employee director, may not exceed (i) $750,000 in total value or (ii) in the event the non-employee director is first appointed or elected to our Board of Directors during the applicable fiscal year, $1,500,000 in total value. For purposes of this calculation, the value of any equity awards is based on the grant date fair value of such equity awards for financial reporting purposes.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine members and is divided into three classes. Each class consists of one-third of the total number of directors, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.

Our directors are divided into the three classes as follows:

•	the Class I directors are Alyssa Henry, Jay Kreps, and Greg Schott, whose terms will expire at the upcoming Annual Meeting;

•	the Class II directors are Matthew Miller, Eric Vishria, and Michelangelo Volpi, whose terms will expire at the annual meeting of stockholders to be held in 2023; and

•	the Class III directors are Lara Caimi, Jonathan Chadwick, and Neha Narkhede, whose terms will expire at the annual meeting of stockholders to be held in 2024.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors, although less than a quorum, or by the sole remaining director, and not by our stockholders, unless our Board of Directors otherwise determines that such vacancy will be filled by our stockholders. A director elected by our Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Confluent.

Each of Ms. Henry, Mr. Kreps and Mr. Schott is currently a member of our Board of Directors, and, at the recommendation of our Nominating and Governance Committee, has been nominated for reelection to serve as a Class I director. Each of these nominees has agreed to stand for reelection at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the annual meeting of stockholders to be held in 2025 and until his or her successor has been duly elected and qualified, or until the director’s earlier death, resignation, or removal.

Directors are elected by a plurality of the votes of the shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board of Directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH CLASS I DIRECTOR NOMINEE NAMED ABOVE.

PROPOSAL TWO:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the year ending December 31, 2022, and has further directed that management submit the selection of PwC as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PwC has served as our independent registered public accounting firm since 2018. Representatives of PwC are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the Audit Committee of our Board of Directors is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee of our Board of Directors will review its future selection of PwC as our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee of our Board of Directors may, in its sole discretion, direct the appointment of different independent auditors at any time during the fiscal year if they determine that such a change would be in the best interests of Confluent and its stockholders.

The affirmative “FOR” vote of the holders of a majority of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote thereon will be required to ratify the selection of PwC. Abstentions are considered shares present and entitled to vote on this proposal and, thus, will have the same effect as a vote “AGAINST” this proposal.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us by PwC for the periods set forth below.

	Year Ended December 31,
	2021	2020
	(in thousands)
Audit Fees(1)	$3,026	$800
Audit-Related Fees	—	—
Tax Fees(2)	302	315
All Other Fees(3)	3	2

Total Fees	$3,331	$1,117

(1)

Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with regulatory filings. For the year ended December 31, 2021, this category also includes fees for professional services provided in connection with our initial public offering in June 2021 and our offering of convertible senior notes in December 2021. For the year ended December 31, 2020, this category also includes fees for additional audit procedures associated with the adoption of Accounting Standards Update No. 2016-12, Leases (Topic 842).

(2)	Tax fees consist of fees for tax compliance and consultation services.
(3)	All other fees consist of subscription fees for access to online accounting research software and applications.

Pre-Approval Policies and Procedures

The Audit Committee approves all audit and non-audit related services that our independent registered public accounting firm provides to us in accordance with our Audit Committee Pre-Approval Policy for Services of Independent Auditor. Pre-approval may be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.

All of the services relating to the fees described in the table above were pre-approved by our Audit Committee in accordance with our Audit Committee’s pre-approval policies and procedures.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of Confluent. Our Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Our Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the accounting firm’s independence. Based on the foregoing, our Audit Committee has recommended to our Board of Directors that the audited financial statements be included in Confluent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and filed with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors.

Jonathan Chadwick (Chair)

Matthew Miller

Eric Vishria

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Confluent under the Securities Act of 1933, as amended (Securities Act), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS

The following table sets forth information for our executive officers as of March 31, 2022:

Name	Age	Title
Jay Kreps	41	Chief Executive Officer and Chairperson
Steffan Tomlinson	50	Chief Financial Officer
Erica Schultz	48	President, Field Operations

Biographical information for Jay Kreps is included above with the director biographies in the section titled “Information Regarding the Board of Directors and Corporate Governance.”

Steffan Tomlinson. Mr. Tomlinson has served as our Chief Financial Officer since June 2020. From April 2019 to June 2020, Mr. Tomlinson served as Chief Financial Officer of Google Cloud and Technical Infrastructure at Google LLC, an Alphabet Inc. company. From February 2012 to March 2018, Mr. Tomlinson served as Executive Vice President and Chief Financial Officer of Palo Alto Networks Inc., a cybersecurity company. Previously, Mr. Tomlinson served as Chief Financial Officer at Arista Networks, Inc., a provider of cloud networking solutions and as a Partner and Chief Administrative Officer at Silver Lake Kraftwerk, a private investment firm, and as Chief Financial Officer of Aruba Networks, Inc., a provider of intelligent wireless LAN switching systems. Mr. Tomlinson has served on the board of directors of Eventbrite, Inc., an event management and ticketing platform, since February 2016. Mr. Tomlinson also previously served on the boards of directors of Qlik Technologies, Inc., a data analytics platform, from January 2013 to June 2016, Riverbed Technology Inc., a network performance company, from September 2014 to April 2015, and Cornerstone OnDemand, Inc., a cloud-based learning and talent management company, from May 2017 to October 2021. Mr. Tomlinson holds a B.A. in Sociology from Trinity College and an M.B.A. from Santa Clara University.

Erica Schultz. Ms. Schultz has served as our President, Field Operations since October 2019. Before joining us, Ms. Schultz served at New Relic, Inc., a cloud-based observability software company, as Chief Revenue Officer from April 2018 to October 2019, as Executive Vice President of Sales and Customer Success from April 2017 to April 2018, as Executive Vice President of Commercial and Enterprise from August 2015 to April 2017, and as Senior Vice President of Global Enterprise Sales from June 2014 to August 2015. From February 2012 to March 2014, Ms. Schultz served as Executive Vice President of Global Sales and Customer Success at LivePerson, Inc., a digital engagement company. From November 1995 to January 2012, Ms. Schultz served in various leadership roles at Oracle Corporation, a computer technology company. Ms. Schultz has served on the board of directors of Amplitude, Inc., a digital optimization company, since December 2020. Ms. Schultz holds a B.A. in Spanish and Latin American Studies from Dartmouth College, where she also serves as Vice Chair of the Board of Trustees.

EXECUTIVE COMPENSATION

Our compensation programs are designed to:

•	attract, incentivize, and retain employees at the executive level who contribute to our long-term success;

•	provide compensation packages to our executives that are fair and competitive, and that reward the achievement of our business objectives; and

•	effectively align our executives’ interests with those of our stockholders by focusing on long-term equity incentives that correlate with the creation of long-term value for our stockholders.

Under its charter, our Compensation Committee has the right to retain or obtain the advice of compensation consultants, outside legal counsel and other advisers. During the year ended December 31, 2021, our Compensation Committee retained Compensia to provide it with market information, analysis, and other advice relating to executive compensation on an ongoing basis. Compensia was engaged directly by our Compensation Committee to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers and non-employee directors, as well as to assess each separate element of executive officer and non-employee director compensation, with a goal of ensuring that the compensation we offer to our executive officers and non-employee directors is competitive, fair, and appropriately structured. Compensia does not provide any non-compensation related services to us.

Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers, for the year ended December 31, 2021 were:

•	Jay Kreps, our Chief Executive Officer and Chairperson;

•	Steffan Tomlinson, our Chief Financial Officer; and

•	Erica Schultz, our President, Field Operations.

Summary Compensation Table

The following table presents all of the compensation awarded to or earned by or paid to our named executive officers for the years ended December 31, 2021 and 2020.

Name and Principal Position	Year Ended December 31,	Salary ($)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)		Total ($)
Jay Kreps Chief Executive Officer and Chairperson	2021 2020	350,000 350,000		29,450,458 —	(3)	— —		— 21,962,080	(4)	29,800,458 22,312,080

Steffan Tomlinson(5) Chief Financial Officer	2021	400,000		—		456,250		129		856,379
	2020	218,182	(6)	14,080,071	(7)	135,927	(8)	452		14,434,632

Erica Schultz President, Field Operations	2021 2020	400,000 350,000		— —		730,000 400,446		198 685		1,130,198 751,131

(1)

The amounts reported in this column do not reflect dollar amounts actually received by the named executive officers. Instead, the amounts reflect the aggregate grant-date fair value of the stock options granted to the named executive officers during 2021 and 2020 under our 2014 Plan, computed in accordance with ASC 718. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the named executive officers upon the exercise of the stock options or any sale of the underlying shares of common stock. The assumptions used in calculating the grant-date fair value of the equity awards reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(2)

Amounts reported in this column represent total cash bonuses earned by the named executive officers based on achievement of company performance goals as determined by our Compensation Committee for the year ended December 31, 2021 or December 31, 2020, as applicable.

(3)	Represents options to purchase shares of Class B common stock granted in March 2021.
(4)

The amount disclosed includes $21,961,368 in stock-based compensation expense, computed in accordance with ASC 718, attributed to the sale by Mr. Kreps and his spouse of 2,640,000 shares of convertible founder stock in a tender offer to entities affiliated with new and existing investors in our company in July 2020 in connection with our Series E redeemable convertible preferred stock financing at a purchase price in excess of the fair value of such shares. This amount is calculated for financial accounting purposes under GAAP. The assumptions used in calculating this amount are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The transfers were not intended to be compensation paid by us to Mr. Kreps or his spouse.

(5)	Mr. Tomlinson joined our company in June 2020.
(6)	Represents the prorated amount of Mr. Tomlinson’s annual salary for 2020. His annualized base salary for 2020 was $400,000.
(7)	Represents options to purchase shares of Class B common stock granted in August 2020.
(8)	Mr. Tomlinson’s total cash bonus was prorated from his June 2020 start date.

Outstanding Equity Awards as of December 31, 2021

The following table sets forth certain information about equity awards granted to our named executive officers that remain outstanding as of December 31, 2021.

	Option Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)(2)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Jay Kreps	10/22/2018	1,725,153	(3)	—	2.24	10/21/2028
	10/22/2018	1,725,153	(4)	—	2.24	10/21/2028
	3/19/2021	2,347,999	(5)	—	15.68	3/18/2031
Steffan Tomlinson	8/6/2020	2,556,809	(6)	—	6.65	8/5/2030
Erica Schultz	12/5/2019	2,459,000	(7)	—	3.41	12/4/2029

(1)

All of the option awards were granted under the 2014 Plan. All of the option awards were granted with a per share exercise price equal to the fair value of one share of our Class B common stock on the date of grant, as determined in good faith by our Board of Directors.

(2)

Each stock option is early exercisable and, to the extent shares subject to the applicable option are issued and unvested as of a given date, such shares will remain subject to a right of repurchase held by us. As of December 31, 2021, the named executive officers did not hold any shares of Class B common stock subject to a right of repurchase by us.

(3)

The shares subject to this option vest in 48 equal monthly installments commencing as of October 1, 2018, subject to continuous service through each applicable vesting date. As of December 31, 2021, 1,365,746 shares have vested.

(4)

The shares subject to this option vest in 48 equal monthly installments commencing as of June 23, 2021, subject to continuous service through each applicable vesting date. As of December 31, 2021, 215,644 shares have vested.

(5)

The shares subject to this option vest in 48 equal monthly installments commencing as of March 19, 2021, subject to continuous service through each applicable vesting date. As of December 31, 2021, 440,249 shares have vested.

(6)

Twenty-five (25%) of the total shares subject to this option vested one year after the vesting commencement date of June 15, 2020, and the remaining shares vest in 36 equal monthly installments thereafter, subject to continuous service through each applicable vesting date. As of December 31, 2021, 1,296,462 total shares subject to this stock option have vested, of which 900,425 shares have been previously issued upon exercise of the option.

(7)

Twenty-five (25%) of the total shares subject to this option vested one year after the vesting commencement date of October 28, 2019, and the remaining shares vest in 36 equal monthly installments thereafter, subject to continuous service through each applicable vesting date. As of December 31, 2021, 1,656,958 total shares subject to this stock option have vested, of which 600,000 shares have been previously issued upon exercise of the option.

Employment Arrangements

We have entered into offer letters with our named executive officers setting forth the terms and conditions of such executive officer’s employment with us. The offer letters generally provide for at-will employment, have no specific term, and set forth the named executive officer’s annual base salary. Each of our named executive officers has executed our standard proprietary information and inventions agreement.

Jay Kreps

In May 2021, we entered into a confirmatory offer letter with Jay Kreps, our Chief Executive Officer. The agreement provides for an annual base salary of $350,000. The agreement also provides that Mr. Kreps is eligible for severance benefits under the terms of our Executive Officer Change in Control/Severance Benefit Plan, the terms of which are described below.

Mr. Kreps’ annual base salary as of December 31, 2021 was $350,000. In October 2018, we granted Mr. Kreps an option to purchase 3,450,306 shares of Class B common stock with an exercise price of $2.24 per share, with 1,725,153 shares vesting monthly over 48 months commencing on October 1, 2018 and 1,725,153 shares vesting monthly over 48 months commencing on June 23, 2021, the date of the pricing of our initial public offering. In March 2021, we granted Mr. Kreps an option to purchase 2,347,999 shares of Class B common stock with an exercise price of $15.68 per share. The shares underlying the option vest in 48 equal monthly installments commencing on March 19, 2021.

Steffan Tomlinson

In June 2021, we entered into a confirmatory offer letter with Steffan Tomlinson, our Chief Financial Officer. The agreement provides for an annual base salary of $400,000 and an annual discretionary bonus at a target amount of $250,000 under our Cash Incentive Bonus Plan, the terms of which are described below. The agreement also provides that Mr. Tomlinson is eligible for severance benefits under the terms of our Executive Officer Change in Control/Severance Benefit Plan, the terms of which are described below.

For 2021, Mr. Tomlinson’s annual base salary was $400,000, and his target bonus was 62.5% of his 2021 annual base salary. In January 2022, our Compensation Committee approved an increase in Mr. Tomlinson’s annual base salary to $410,000, effective as of January 1, 2022. Mr. Tomlinson’s bonus target for fiscal year 2022 is 62.5% of his 2022 annual base salary.

In August 2020, we granted Mr. Tomlinson an option to purchase 3,457,234 shares of Class B common stock with an exercise price of $6.65 per share. Twenty-five (25%) of the total shares subject to this option vested on June 15, 2021 and 1/48th of the shares vest monthly thereafter over the following three years. In

February 2022, we granted Mr. Tomlinson a RSU award covering 105,019 shares of Class A common stock. The shares subject to the RSU award will vest 50% on February 20, 2025 and 50% on February 20, 2026.

Erica Schultz

In May 2021, we entered into a confirmatory offer letter with Erica Schultz, our President, Field Operations. The agreement provides for an annual base salary of $400,000 and an annual discretionary bonus at a target amount of $400,000 under our Cash Incentive Bonus Plan, the terms of which are described below. The agreement also provides that Ms. Schultz is eligible for severance benefits under the terms of our Executive Officer Change in Control/Severance Benefit Plan, the terms of which are described below.

For 2021, Ms. Schultz’s annual base salary was $400,000, and her target bonus was 100% of her 2021 annual base salary. In January 2022, our Compensation Committee approved an increase in Ms. Schultz’s annual base salary to $410,000, effective as of January 1, 2022. Ms. Schultz’s bonus target for fiscal year 2022 is 100% of her 2022 annual base salary.

In December 2019, we granted Ms. Schultz an option to purchase 3,059,000 shares of Class B common stock with an exercise price of $3.41 per share. Twenty-five percent (25%) of the total shares subject to this option vested on October 28, 2020, and 1/48th of the shares vest monthly thereafter over the following three years. In February 2022, we granted Ms. Schultz a RSU award covering 105,019 shares of Class A common stock. The shares subject to the RSU award will vest 50% on February 20, 2025 and 50% on February 20, 2026.

Potential Payments Upon Termination or Change in Control

In April 2021, we adopted the Confluent, Inc. Executive Officer Change in Control/Severance Benefit Plan (Severance Plan) that applies to all officers designated thereunder, including Mr. Kreps, Mr. Tomlinson, and Ms. Schultz, our named executive officers. In the event of an involuntary termination, including resignation for good reason, as those terms are used in the Severance Plan, that occurs during the time period commencing three months prior to and ending 12 months following the closing of a change in control, we will provide the following severance benefits, contingent upon the conditions set forth in the Severance Plan, including receiving a release of claims in favor of Confluent, compliance with any existing confidentiality agreement, and return of all company property: (i) a lump sum cash payment equal to six months of the officer’s base salary, (ii) a lump sum cash payment equal to 50% of the officer’s annual target cash bonus for the applicable fiscal year, (iii) up to six months COBRA coverage and, (iv) 50% of the officer’s unvested equity awards will vest in full and become immediately exercisable.

The Severance Plan also provides that, in the event of an involuntary termination that is not a change in control termination, we will provide the following severance benefits, contingent upon the conditions set forth in the Severance Plan: (i) a severance payment equal to six months of the officer’s base salary and (ii) up to six months of COBRA coverage.

The benefits provided under the Severance Plan supersede any severance benefit plan, policy or practice previously maintained by Confluent or change in control severance arrangements described in a participant’s offer letter with Confluent, except that, if a participant has more favorable vesting acceleration provisions in another agreement with Confluent, the most favorable vesting provisions will apply.

Non-Equity Incentive Plan Compensation

Cash Incentive Bonus Plan

We have adopted a Cash Incentive Bonus Plan for certain of our executive officers and other eligible employees. Each participant is eligible to receive cash bonuses based on the achievement of certain performance goals, as determined in the sole discretion of our Compensation Committee. Each participant’s target award may be a percentage of such participant’s annual base salary as of the beginning or end of a performance period or a fixed dollar amount. To be eligible to earn a bonus under the Cash Incentive Bonus Plan, a participant must be employed by us on the date the bonus is paid.

Other Compensation and Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability, and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability, and accidental death and dismemberment insurance for all of our employees, including our named executive officers.

Employee 401(k) Plan

U.S. full-time employees qualify for participation in our 401(k) plan, which is intended to qualify as a tax-qualified defined contribution plan under the Code. We do not currently provide a matching contribution under the 401(k) plan.

Limitations of Liability and Indemnification Matters

Our Amended and Restated Certificate of Incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law allows a corporation to provide that its directors will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our Amended and Restated Certificate of Incorporation authorizes us to indemnify our directors, officers and other agents to the fullest extent permitted by Delaware law. Our Amended and Restated Bylaws provide that we are required to indemnify our directors and executive officers to the fullest extent permitted by Delaware law and may indemnify our other officers, employees and agents. Our Amended and Restated Bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity. We have entered into agreements to indemnify our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in connection with any action, proceeding, or investigation. We believe that our Amended and Restated Certificate of Incorporation and these Amended and Restated Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2021. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity plans approved by stockholders(4)	68,360,891	$6.97	37,959,820
Equity plans not approved by stockholders	—	—	—

(1)

Includes the 2014 Plan and the 2021 Plan, but does not include future rights to purchase Class A common stock under our 2021 Employee Stock Purchase Plan (2021 ESPP), which depend on a number of factors described in our 2021 ESPP and will not be determined until the end of the applicable purchase period.

(2)	The weighted-average exercise price excludes any outstanding RSUs, which have no exercise price.
(3)

Includes the 2021 Plan and the 2021 ESPP. Stock options, RSUs, or other stock awards granted under the 2014 Plan that are forfeited, terminated, expired, repurchased, or withheld or reacquired to satisfy an exercise or purchase price or tax withholding obligation become available for issuance under the 2021 Plan.

(4)

The 2021 Plan provides that the total number of shares of our Class A common stock reserved for issuance thereunder will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to 5% of the total number of shares of Class A common stock and Class B common stock outstanding on December 31 of the preceding year; provided that our Board of Directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Class A common stock. In addition, the 2021 ESPP provides that the total number of shares of our Class A common stock reserved for issuance thereunder will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) 1% of the total number of shares of Class A common stock and Class B common stock outstanding on December 31 of the preceding year, and (ii) 7,743,863 shares of Class A common stock; or such lesser number of shares of Class A common stock as determined by our Board of Directors prior to January 1st of a given year. Accordingly, on January 1, 2022, the number of shares of Class A common stock available for issuance under the 2021 Plan and the 2021 ESPP increased by 13,590,094 shares and 2,718,018 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2022 by:

•	each named executive officer;

•	each of our directors;

•	our directors and executive officers as a group; and

•	each person or entity known by us to own beneficially more than 5% of our capital stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 125,370,709 shares of Class A common stock and 152,666,053 shares of Class B common stock outstanding as of March 31, 2022. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or would be exercisable or would vest based on service-based vesting conditions within 60 days of March 31, 2022. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock, subject to individual beneficial ownership limitations described further in the applicable footnotes to the table below.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Confluent, Inc., 899 W. Evelyn Avenue, Mountain View, California 94041.

	Shares Beneficially Owned						% of Total Voting Power(1)
Name of Beneficial Owner	Class A			Class B
	Shares		%	Shares		%
Directors and Named Executive Officers
Jay Kreps(2)	—		*	28,628,305		18.1	16.7
Steffan Tomlinson(3)	1,388		*	2,707,234		1.7	1.6
Erica Schultz(4)	401,388		*	2,459,000		1.6	1.5
Lara Caimi(5)	—		*	301,297		*	*
Jonathan Chadwick(6)	—		*	631,750		*	*
Alyssa Henry(7)	—		*	250,000		*	*
Matthew Miller(8)(17)	—		*	15,644,556		10.2	9.5
Neha Narkhede(9)	—		*	2,863,199		1.9	1.7
Greg Schott(10)	—		*	450,944		*	*
Eric Vishria(11)(13)(14)	1,581,711		1.3	21,886,032		14.3	13.3
Michelangelo Volpi(15)	—		*	—		*	*
All directors and executive officers as a group (11) (12)	1,848,568		1.5	75,822,317		45.7	42.6
5% Stockholders
Jay Kreps(2)	—		*	28,628,305		18.1	16.7
Entities affiliated with Benchmark	135,919	(13)	*	21,886,032	(14)	14.3	13.3
Entities affiliated with Index(15)	4,991		*	29,813,391		19.5	18.0
Entities affiliated with Jun Rao(16)	—		*	24,195,418		15.8	14.6
Entities affiliated with Sequoia Capital(17)	—		*	15,417,827		10.1	9.3
Entities or individuals affiliated with Coatue Management L.L.C.(18)	6,472,072		5.2	—		*	*
FMR LLC(19)	9,638,913		7.7	—		*	*
T. Rowe Price Associates, Inc.(20)	7,055,173		5.6	—		*	*
Altimeter Capital Management, LP(21)	5,306,700		4.2	8,395,374		5.5	5.4
Trouvaille ANK Trust(22)	—		*	8,539,319		5.6	5.2

*	Represents ownership of less than 1%.
(1)

Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to 10 votes per share, and holders of our Class A common stock are entitled to one vote per share.

(2)

Includes (i) 19,830,000 shares of Class B common stock held by Mr. Kreps directly, (ii) 916,910 shares of Class B common stock held by various family grantor retained annuity trusts (GRATs), for which Mr. Kreps and his spouse serve as trustees, (iii) 83,090 shares of Class B common stock held by a revocable trust, for which Mr. Kreps and his spouse serve as trustees, (iv) 1,000,000 shares of Class B common stock held by a family trust, for which Mr. Kreps and his spouse serve as trustees, (v) 1,000,000 shares of Class B common stock held by a family trust, for which Mr. Kreps and his spouse serve as trustees, and (vi) 5,798,305 shares of Class B common stock subject to stock options held by Mr. Kreps that are exercisable within 60 days of March 31, 2022, of which 2,625,629 shares will be vested as of such date. Mr. Kreps, as co-trustee of each trust, shares voting and dispositive power over the shares held by each trust.

(3)

Includes (i) 1,388 shares of Class A common stock held directly by Mr. Tomlinson, (ii) 150,425 shares of Class B common stock held by a family trust, for which Mr. Tomlinson and his spouse serve as trustees, and (iii) 2,556,809 shares of Class B common stock subject to a stock option held by Mr. Tomlinson that is exercisable within 60 days of March 31, 2022, of which 756,166 shares will be vested as of such date. Mr. Tomlinson, as co-trustee of the family trust, shares voting and dispositive power over the shares held by the trust.

(4)

Includes (i) 1,388 shares of Class A common stock held directly by Ms. Schultz, (ii) 175,000 shares of Class A common stock held by an annuity trust, for which Ms. Schultz serves as trustee, (iii) 13,500 shares of Class A common stock held by an extended family trust, for which Ms. Schultz and her spouse serve as co-trustees, (iv) 11,500 shares of Class A common stock held by a revocable trust, for which Ms. Schultz and her spouse serve as co-trustees, (v) 200,000 shares of Class A common stock held by an irrevocable family trust, for which Ms. Schultz acts as investment advisor and (vi) 2,459,000 shares of Class B common stock subject to stock options held by Ms. Schultz that are exercisable within 60 days of March 31, 2022, of which 1,375,604 shares will be vested as of such date. Ms. Schultz, as co-trustee of the extended family trust and the revocable trust, shares voting and dispositive power over the shares held by each of these trusts, respectively. Ms. Schultz, as trustee of the annuity trust and as investment advisor of the irrevocable family trust, has sole voting and dispositive power over the shares held by each of these trusts, respectively.

(5)	Includes 301,297 shares of Class B common stock held by Ms. Caimi, of which 194,588 shares will be unvested and remain subject to a right of repurchase by us within 60 days of March 31, 2022.
(6)	Includes 631,750 shares of Class B common stock held by Mr. Chadwick, of which 207,813 shares will be unvested and remain subject to a right of repurchase by us within 60 days of March 31, 2022.
(7)	Includes 250,000 shares of Class B common stock subject to stock options held by Ms. Henry that are exercisable within 60 days of March 31, 2022, of which 62,500 shares will be vested as of such date.
(8)	Includes 226,729 shares of Class B common stock held by a personal trust, over which Mr. Miller exercises shared voting and dispositive power.
(9)

Includes 1,083,729 shares of Class B common stock held by Ms. Narkhede and 1,779,470 shares of Class B common stock subject to stock options held by Ms. Narkhede that are exercisable within 60 days of March 31, 2022, of which 773,130 shares will be vested as of such date. The amount set forth in the table above does not include an aggregate of 15,713,235 shares of Class B common stock held by family trusts for the benefit of certain family members of Ms. Narkhede, as Ms. Narkhede does not exercise any voting or dispositive power over such shares.

(10)

Includes 450,944 shares of Class B common stock subject to stock options held by Mr. Schott that are exercisable within 60 days of March 31, 2022, of which 225,472 shares will be vested as of such date.

(11)	Includes 1,445,792 shares of Class A common stock held by Mr. Vishria.
(12)

Consists of (i) 1,848,568 shares of Class A common stock beneficially owned by our current executive officers and directors, (ii) 62,527,789 shares of Class B common stock beneficially owned by our current executive officers and directors, of which 402,401 shares will be unvested and remain subject to repurchase by us within 60 days of March 31, 2022, and (iii) 13,294,528 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2022, of which 5,818,501 shares will be vested as of such date.

(13)

Shares held by Benchmark Capital Management Co. VIII, L.L.C. (BCMC VIII). Eric Vishria, a member of our Board of Directors, along with Matthew R. Cohler, Peter H. Fenton, J. William Gurley, An-Yen Hu, Mitchell H. Lasky, Chetan Puttagunta, and Sarah E. Tavel are the managing members of BCMC VIII. Each person and entity listed disclaims beneficial ownership of the shares except to the extent of such person’s or entity’s pecuniary interest in such shares. The address for each of these individuals and entities is 2965 Woodside Road, Woodside, California 94062.

(14)

Shares are held by Benchmark Capital Partners VIII, L.P. (BCP VIII), for itself and as nominee for Benchmark Founders’ Fund VIII, L.P. (BFF VIII) and Benchmark Founders’ Fund VIII-B, L.P. (BFF VIII-B). BCMC VIII is the general partner of each of BCP VIII, BFF VIII and BFF VIII -B and may be deemed to have sole voting and investment power over such shares. Eric Vishria, a member of our Board of Directors, along with Matthew R. Cohler, Peter H. Fenton, J. William Gurley, An-Yen Hu, Mitchell H. Lasky, Chetan Puttagunta, and Sarah E. Tavel are the managing members of BCMC VIII. Each person and entity listed disclaims beneficial ownership of the shares except to the extent of such person’s or entity’s pecuniary interest in such shares. The address for each of these individuals and entities is 2965 Woodside Road, Woodside, California 94062.

(15)

This information is based solely upon a Schedule 13G filed by Index with the SEC on February 14, 2022. Consists of: (i) 4,797 shares of Class A common stock and 22,582,236 shares of Class B common stock held directly by Index Ventures VII (Jersey) L.P. (Index Ventures VII), (ii) 119 shares of Class A common stock and 559,568 shares of Class B common stock held directly by Index Ventures VII Parallel Entrepreneur Fund (Jersey), L.P. (Index Ventures VII Parallel and together with Index Ventures VII, the Index VII

Funds), (iii) 75 shares of Class A common stock and 459,834 shares of Class B common stock held directly by Yucca (Jersey) SLP (Yucca), and (iv) 6,211,753 shares of Class B common stock held directly by Index Ventures Growth IV (Jersey), L.P. (Index Growth IV). Index Venture Growth Associates IV Limited (IVGA IV, and together with the Index VII Funds, the Index Venture Funds) is the managing general partner of Index Ventures Growth IV and may be deemed to have voting and dispositive power over the shares held by such fund. Index Ventures Associates VII Limited (IVA VII) is the managing general partner of the Index VII Funds and may be deemed to have voting and dispositive power over the shares held by those funds. Yucca administers the co-investment vehicle that is contractually required to mirror the investments of the Index Venture Funds. As a result, each of IVA VII and IVGA IV may be deemed to have voting and dispositive power over Yucca’s shares by virtue of their voting and dispositive power over the shares owned by the Index Venture Funds. David Hall, Phil Balderson, Brendan Boyle and Nigel Greenwood are the members of the board of directors of IVGA IV and IVA VII, and investment and voting decisions with respect to the shares over which IVGA IV and IVA VII may be deemed to have voting and dispositive power are made by such directors collectively. Michelangelo Volpi, a member of our Board of Directors, is a partner within the Index Ventures Group but does not hold voting or dispositive power over the shares held by the Index funds. The address for each of these entities is 44 Esplanade, St. Helier, Jersey, Channel Islands JE4 9WG.
(16)

Consists of (i) 20,557,604 shares of Class B common stock held by Jun Rao’s family trust, for which Mr. Rao and his spouse serve as trustees, (ii) 1,660,749 shares of Class B common stock held by Mr. Rao’s GRAT, for which Mr. Rao serves as trustee, (iii) 1,660,749 shares of Class B common stock held by Mr. Rao’s spouse’s GRAT, for which Mr. Rao’s spouse serves as trustee, and (iv) 316,316 shares of Class B common stock held by a GST trust, for which Mr. Rao and his spouse serve as trustees. Mr. Rao has sole voting and dispositive power over the shares held by Mr. Rao’s GRAT and has shared voting and dispositive power over the shares held by Mr. Rao’s family trust, Mr. Rao’s spouse’s GRAT and the GST trust (collectively, the Rao Trusts). The shares of Class B common stock held by the Rao Trusts are subject to a 4.99% beneficial ownership blocker (the Rao Blocker) and as a result, the Class B common stock held by the Rao Trusts may not be converted to Class A common stock to the extent that the Rao Trusts would beneficially own more than 4.99% of our Class A common stock outstanding immediately after giving effect to the conversion. As of March 31, 2022, 17,610,851 shares of Class B common stock held by the Rao Trusts were subject to the Rao Blocker and could not be converted into Class A common stock.

(17)

This information is based solely upon a Schedule 13G filed by Sequoia Capital with the SEC on February 14, 2022. Consists of (i) 10,841,917 shares of Class B common stock held by Sequoia Capital U.S. Growth Fund VII, L.P. (Sequoia Capital U.S. Growth Fund VII), (ii) 921,673 shares of Class B common stock held by Sequoia Capital U.S. Growth VII Principals Fund, L.P. (Sequoia Capital U.S. Growth VII Principals Fund), and (iii) 3,654,237 shares of Class B common stock held by Sequoia Capital U.S. Growth Fund VIII, L.P. (Sequoia Capital U.S. Growth Fund VIII). SC US (TTGP), Ltd. is (i) the general partner of SC U.S. Growth VII Management, L.P., which is the general partner of each of Sequoia Capital U.S. Growth Fund VII and Sequoia Capital U.S. Growth VII Principals Fund, or collectively, the GFVII Funds, and (ii) the general partner of SC U.S. Growth VIII Management, L.P., which is the general partner of Sequoia Capital U.S. Growth Fund VIII. As a result, SC US (TTGP), Ltd. may be deemed to share voting and dispositive power with respect to the shares held by the GFVII Funds and Sequoia Capital U.S. Growth Fund VIII. The directors and stockholders of SC US (TTGP), Ltd. who participate in decisions to exercise voting and investment discretion with respect to the securities referred to above held by Sequoia Capital U.S. Growth Fund VIII include Matthew Miller, a member of our Board of Directors. Mr. Miller expressly disclaims beneficial ownership of the shares held by Sequoia Capital U.S. Growth Fund VIII. The address for each of these entities is 2800 Sand Hill Road, Suite 101, Menlo Park, California 94025.

(18)

This information is based solely upon a Schedule 13G/A filed by Coatue Management LLC with the SEC on February 14, 2022. Consists of 6,472,072 shares of Class A common stock owned by advisory clients of Coatue Management, L.L.C. Coatue Management, L.L.C. and Philippe Laffont have shared voting power and dispositive power with respect to 6,472,072 shares of Class A common stock and Coatue Growth Fund IV LP has shared voting and dispositive power with respect to 6,168,845 shares of Class A common stock. The address for each of these entities is 9 West 57th Street, New York, New York 10019.

(19)

This information is based solely upon a Schedule 13G/A filed by FMR LLC with the SEC on March 10, 2022. Consists of 9,638,913 shares of Class A common stock acquired by FIAM LLC IA, Fidelity Institutional Asset Management Trust Company BK, Fidelity Management & Research Company LLC * IA, Fidelity Management Trust Company BK, and Strategic Advisers LLC IA, each of which is a subsidiary of FMR LLC. FMR LLC has sole voting power with respect to 9,637,884 shares of Class A common stock and sole dispositive power with respect to 9,638,913 shares of Class A common stock. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(20)

This information is based solely upon a Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 10, 2022. Consists of 7,055,173 shares of Class A common stock beneficially owned by T. Rowe Price Associates, Inc., of which T. Rowe Price Associates, Inc. has sole voting power with respect to 3,105,191 shares of Class A common stock and sole dispositive power with respect to 7,055,173 shares of Class A common stock. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(21)

This information is based upon a Schedule 13G filed by Altimeter Capital Management, LP with the SEC on March 9, 2022 and Forms 4 filed subsequent to that date. Consists of (i) 5,115,000 shares of Class A common stock directly owned by Altimeter Partners Fund, L.P. (APF), (ii) 191,700 shares of Class A common stock directly owned by Altimeter Crossover Fund, L.P. (ACF), (iii) 1,679,075 shares of Class B common stock directly owned by Altimeter Growth Partners Fund IV, L.P. (AGPF IV) and (iv) 6,716,299 shares of Class B common stock directly owned by Altimeter Growth Cascade Fund, L.P. (AGCF). Altimeter General Partner, LLC is the general partner of APF, and Altimeter Crossover General Partner LLC is the general partner of ACF, Altimeter Growth Partners General Partner IV LLC is the general partner of AGPF IV, and Altimeter Growth Cascade General Partner LLC is the general partner of AGCF (collectively, the Altimeter Fund GPs). Each of the Altimeter Fund GPs have delegated shared voting and investment power to Altimeter Capital Management, LP (the Investment Manager), which is the investment manager of Altimeter Cascade Fund, LP (the Fund). The sole general partner of the Investment Manager is Altimeter Capital Management General Partner, LLC (the General Partner). Altimeter Cascade General Partner, LLC (the Fund General Partner) is the sole general partner of the Fund. Bradley Gerstner is the sole managing principal of the General Partner, Investment Manager, and the Fund General Partner. As a result, the General Partner, Investment Manager and Bradley Gerstner may be deemed to have shared voting and dispositive power with respect to 5,306,700 shares of Class A common stock and 8,395,374 shares of Class B common stock and the Fund and the Fund General Partner may be deemed to have shared voting and dispositive power with respect to 6,716,299 shares of Class B common stock. The address of each of these entities is One International Place, Suite 4610, Boston, MA 02110.

(22)

Represents 8,539,319 shares of Class B common stock held by the Trouvaille ANK Trust (the ANK Trust). David Stein serves as trustee and has sole voting and dispositive power over the shares held by the ANK Trust. These shares are held for the benefit of certain family members of Ms. Narkhede, but Ms. Narkhede does not exercise any voting or dispositive power over the shares held by the ANK Trust. The shares of Class B common stock held by the ANK Trust are subject to a 4.99% beneficial ownership blocker (the ANK Trust Blocker) and as a result, the Class B common stock held by the ANK Trust may not be converted to Class A common stock to the extent that the ANK Trust would beneficially own more than 4.99% of our Class A common stock outstanding immediately after giving effect to the conversion. As of March 31, 2022, 1,954,752 shares of Class B common stock held by the ANK Trust were subject to the ANK Trust Blocker and could not be converted into Class A common stock. The address for the ANK Trust is c/o David Stein, Trustee, 157 Church St., 12th Floor, New Haven, CT 06510.

TRANSACTIONS WITH RELATED PERSONS

In addition to the compensation arrangements with our directors and executive officers discussed in the sections titled “Director Compensation” and “Executive Compensation,” the following is a description of each transaction since the beginning of our last fiscal year and each currently proposed transaction in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Investor Rights Agreement

We are party to an Amended and Restated Investor Rights Agreement, or IRA, with certain holders of our capital stock, including Benchmark Capital Partners VIII, L.P. and entities affiliated with Index and Sequoia Capital, which each hold greater than 5% of our outstanding capital stock and are affiliated with members of our Board of Directors, as well as other holders of our capital stock, and Mr. Kreps, Ms. Narkhede, and Mr. Rao and their respective affiliates. The IRA provides certain holders of our capital stock with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification Agreements

Our Amended and Restated Certificate of Incorporation contains provisions limiting the liability of directors, and our Amended and Restated Bylaws provide that we will indemnify each of our directors and executive officers to the fullest extent permitted under Delaware law. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide our Board of Directors with discretion to indemnify our employees and other agents when determined appropriate by our Board of Directors. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them in certain circumstances. For more information regarding these agreements, see the section titled “Executive Compensation—Limitations of Liability and Indemnification Matters.”

Policies and Procedures for Transactions with Related Persons

Our Board of Directors has adopted a Related Person Transactions Policy setting forth the policies and procedures for the identification, review, and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we and a related person were or will be participants, the related person has a direct or indirect material interest, and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest. In reviewing and approving any such transactions, our Audit Committee will consider all relevant facts and circumstances as appropriate, such as whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction, whether there are business reasons for Confluent to enter into the transaction, whether the transaction would impair the independence of an outside director, and whether the transaction would present an improper conflict of interest for a director or executive officer.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokerage firms) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokerage firms with account holders who are our stockholders will likely be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your brokerage firm that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your brokerage firm or us. Direct your written request to us to: Legal Department, Confluent, Inc., 899 W. Evelyn Avenue, Mountain View, California 94041 or via email to clo@confluent.io, or call 1-800-439-3207. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokerage firm.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with his best judgment.

Jay Kreps

Chief Executive Officer and Chairperson

April 14, 2022

We have filed our Annual Report on Form 10-K for the year ended December 31, 2021 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10-K at https://investors.confluent.io/. A copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules therein, for the year ended December 31, 2021 is also available without charge upon written request to us to: Legal Department, Confluent, Inc., 899 W. Evelyn Avenue, Mountain View, California 94041 or via email to clo@confluent.io.

CONFLUENT, INC. 899 WEST EVELYN AVENUE MOUNTAIN VIEW, CA 94041 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CFLT2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CONFLUENT, INC. The Board of Directors recommends you vote FOR the following: 1. Election of three Class I directors of Confluent, Inc., each to hold office until the 2025 Annual Meeting of Stockholders; and Nominees for election: For Withhold 1a. Alyssa Henry 1b. Jay Kreps 1c. Greg Schott 2. Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Important Notice Regarding the Availability of Proxy Materials for the Annual

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. CONFLUENT, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JUNE 2, 2022 The stockholder(s) hereby appoint(s) Jay Kreps and Steffan Tomlinson, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and Class B Common Stock of Confluent, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/CFLT2022 at 1:00 p.m., Pacific Time on June 2, 2022, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE